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                                                                EXHIBIT 24.2



         I, JOBETH G. BROWN, hereby certify that I am Vice President and Secretary of Anheuser-Busch Companies, Inc., a Delaware corporation, with its principal office in the City of St. Louis, State of Missouri, and as such in charge of its corporate records, including minutes of meetings of its Shareholders and Board of Directors.

         I further certify that the Board of Directors of said corporation at a meeting duly convened and held on the 27th day of March 2002, as shown by said records, adopted the following resolution which has not since been amended or rescinded and which is in full force and effect at the date hereof:

         RESOLVED, that the Board of Directors does hereby authorize (a) the proper officers of the corporation to execute a power of attorney in the name and on behalf of the corporation in favor of August A. Busch III, W. Randolph Baker, and JoBeth G. Brown, or any of them (with power of substitution in each) and (b) the execution by the directors and officers of the corporation, or any of them, of a power of attorney in favor of said attorneys, and said powers of attorney shall empower such attorneys, or any of them, to do all acts and things and to execute any and all instruments on behalf of the corporation and on behalf of such directors and officers, including the execution of the corporation's 2001 Annual Report on Form 10-K or any amendment thereto, which such attorneys, or any of them, may deem necessary or advisable to enable the corporation to comply with the reporting requirements of the Securities and Exchange Commission in respect thereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the said corporation this 24th day of July 2002.


                                         /s/JOBETH G. BROWN
                                         -----------------------------------
                                         JoBeth G. Brown
                                         Vice President and Secretary